                                                                  EXHIBIT 10.7.7

                      SIXTH AMENDMENT TO GUARANTY OF LEASE

      This Sixth Amendment to Guaranty of Lease (this "GUARANTY AMENDMENT"), dated as of June 18, 2004, is made by and between Brookdale Living Communities, Inc., a Delaware corporation ("OLD GUARANTOR"), BLC Senior Holdings, Inc., a Delaware corporation (together with any entity succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, "NEW GUARANTOR"), Ventas Realty, Limited Partnership, a Delaware limited partnership ("INITIAL BENEFICIARY"), Ventas Kansas City I, LLC, a Delaware limited liability company ("VKC"), Ventas Belleville, LLC a Delaware limited liability company ("VB"), Ventas Springfield/Findlay, LLC a Delaware limited liability company ("VSF"), Ventas Farmington Hills, LLC a Delaware limited liability company ("VFH", and, together with Initial Beneficiary, VKC, VB, VSF and any parties becoming Landlords after the date hereof, "BENEFICIARIES").

      WHEREAS, Old Guarantor executed that certain Guaranty of Lease in favor of Initial Beneficiary dated as of January 28, 2004 (the "ORIGINAL GUARANTY"), as amended by that certain First Amendment to Guaranty dated as of February 20, 2004 between Old Guarantor and Initial Beneficiary (the "FIRST AMENDMENT"), that certain Second Amendment to Guaranty dated as of February 26, 2004 between Old Guarantor and Initial Beneficiary (the "SECOND AMENDMENT"), that certain Third Amendment to Guaranty dated as of March 10, 2004 between Old Guarantor, Initial Beneficiary and VKC (the "THIRD AMENDMENT"), that certain Fourth Amendment to Guaranty dated as of March 30, 2004 between Old Guarantor, Initial Beneficiary, VKC, VB and VSF (the "FOURTH AMENDMENT"), and that certain Fifth Amendment to Guaranty dated as of May 13, 2004 between Old Guarantor and the Beneficiaries (the "FIFTH AMENDMENT", together with the Original Guaranty, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the "GUARANTY").

      WHEREAS, Old Guarantor has advised the Beneficiaries that it desires to enter into a transaction (the "PROVIDENT TRANSACTION") as outlined on the chart attached as EXHIBIT E, which would make it desirable for a newly-formed entity, New Guarantor, to assume the obligations of Guarantor under the Guaranty; and

      WHEREAS, in connection with the Provident Transaction, Old Guarantor and New Guarantor have requested that Beneficiaries agree to amend the Guaranty as provided herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Old Guarantor, New Guarantor and the Beneficiaries agree as follows:

      1. DEFINITIONS. Initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Guaranty. For all purposes hereunder except as otherwise expressly provided in this Guaranty Amendment or the Guaranty or unless the context otherwise requires, the following terms have the following meanings assigned to them and include the plural as well as the singular:

      "EFFECTIVE DATE" has that meaning ascribed to it in SECTION 7.

      "EQUITY INTERESTS" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent or similar ownership interests in a Person that is not a corporation and any and all warrants or options to purchase any of the foregoing.

      "FACILITY" shall mean the facility or facilities located on the applicable Properties.

      "FIXED RENT" shall, with respect to any Tenant, Facility or Lease, have that meaning ascribed to it under the applicable Lease.

      "GUARANTOR" means (i) Old Guarantor prior to the Effective Date and (ii) New Guarantor on and after the Effective Date.

      "GUARANTOR SECURITY AMOUNT" means (subject to adjustment as described in SECTIONS 3.2.3 and 3.2.4), as of a date, an amount equal to (A) the product of
(x) Total Fixed Rent, and (y) six, minus (B) the aggregate amount of Security Deposits held by Landlord under the Leases as of such date, but excluding any interest or other earnings on such Security Deposits.

      "GUARANTOR SECURITY EVENT OF DEFAULT" means anything (including the occurrence of any event) that constitutes either an Event of Default under the Guaranty or an Event of Default (as defined in any of the Leases).

      "MASTER LEASE" has the meaning ascribed to it in the Fifth Amendment.

      "PARENT" means Fortress Brookdale Acquisition, LLC.

      "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

      "POTENTIAL GUARANTOR SECURITY EVENT OF DEFAULT" means any event that, if uncured, with the passage of time, the giving of notice or both would be a Guarantor Security Event of Default.

      "RATING AGENCIES" has the meaning ascribed to it in the Master Lease.

      "SUBSIDIARY" means any corporation or other entity, (i) any of the Equity Interests of which are directly or indirectly owned by Parent or Guarantor (including ownership by any direct or indirect subsidiary of Parent or Guarantor), or (ii) which is consolidated with Parent or Guarantor in accordance with GAAP.

      "TOTAL FIXED RENT" means, as of a date, (i) the aggregate monthly amount of Fixed Rent due under the all of the Leases as of such date.

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      2. ASSUMPTION BY NEW GUARANTOR. As of the Effective Date: (i) New
Guarantor shall become the Guarantor under the Guaranty and shall become liable for all of the obligations and liabilities of Guarantor under the Guaranty no matter when such obligations and liabilities arose or accrued; and (ii) Old Guarantor shall be released and forever discharged from any obligations or liabilities accruing under the Guaranty, no matter when such obligations arose or accrued. The Beneficiaries acknowledge that as of the date hereof, collectively, they constitute all of the landlords under all of the Leases. From and after the Effective Date, any reference in the Leases to "Guarantor" shall be deemed solely a reference to New Guarantor.

      3. MODIFICATION OF NET WORTH COVENANT.

            3.1. NET WORTH COVENANT. Section 16 of the Guaranty is replaced in its entirety by the following provisions of this Guaranty Amendment:

      Guarantor shall maintain for each fiscal quarter a Net Worth of not less than $100,000,000. The failure to maintain such Net Worth shall, at the Beneficiaries' election, constitute an immediate Event of Default. "Net Worth" shall mean, at any date, an amount equal to, as determined in accordance with GAAP, (x) the consolidated assets of Guarantor at such date MINUS (y) the total consolidated liabilities of Guarantor at such date PLUS (z) the deferred gain shown at such date on the Guarantor's GAAP balance sheet that was originally booked as a direct result of the Provident Transaction. As soon as available, and in any event within 90 days after the end of each fiscal quarter (based on the fiscal year of Guarantor), Guarantor shall deliver to Landlord, in hard copy and electronic format, an Officer's Certificate certifying (i) that the Net Worth covenant contained in this Section 16 has been satisfied; (ii) the calculations on which such determination was made; and (ii) supporting documentation demonstrating the accuracy of the calculations on which such determination was made.

                  3.1.1. Clauses (h)(1) and (i)(1) of Section 3 of the Guaranty are amended by deleting the words "Guarantor has a net worth equal to or greater than $250,000,000 (or such lesser amount (but not less than $100,000,000) as may be permitted under Section 16 hereof provided Guarantor has deposited with Landlord the required Net Worth Deposit pursuant to Section 16)" and replacing same with "Guarantor has a Net Worth equal to or greater than $100,000,000."

            3.2. GUARANTOR SECURITY DEPOSITS.

                  3.2.1. CASH GUARANTOR SECURITY DEPOSIT; APPLICATION. Unless Guarantor has made the Guarantor LC Election (as defined below), Guarantor shall pay (when paid, the "GUARANTOR SECURITY DEPOSIT") to Landlord upon the Effective Date an amount equal to the Guarantor Security Amount. The Guarantor Security Deposit shall secure payment and performance of the Guaranteed Obligations and, upon the occurrence of any Guarantor Security Event of Default any Landlord may apply all or any portion of the Guarantor Security Deposit to any Guaranteed Obligations in such order and manner as it may determine in its sole discretion

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

(whether by drawing upon the Guarantor Letter of Credit or applying the cash Guarantor Security Deposit held by it), including for the payment of any Rent (as defined in any Lease) in default or for any other sum that Landlord may expend or be required to expend by reason of such Guarantor Security Event of Default, including any damages or deficiency in the reletting of the Premises (as defined in any of the Leases), whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. Each Tenant shall be entitled to its proportionate share of any interest on the Guarantor Security Deposit and Landlord shall hold the Guarantor Security Deposit in a segregated account (which account may include other amounts held by the Landlord pursuant to the Leases). Provided no Guarantor Security Event of Default exists, interest earned thereon shall be distributed to Guarantor annually or, at Landlord's option, used to increase the Guarantor Security Deposit as may be contemplated hereunder pursuant to SECTION 3.2.3. In case of a sale or transfer of the any of the Premises (as defined in any of the Leases) by Landlord, or any cessation of Landlord's interest therein, whether in whole or in part, Landlord shall (i) pay over any unapplied part of the Guarantor Security Deposit (or, in the case of any such partial transfer or cessation, such portion as Landlord allocates to such part of the Premises, in its reasonable discretion) or (ii) transfer the Guarantor Letter of Credit if the Guarantor LC Election has been made, with any fees incident to such transfer being paid by Guarantor (which transfer, in the case of any such partial transfer or cessation, shall require Guarantor to cause the Guarantor Letter of Credit to be reissued as separate Letters of Credit satisfying the requirements of SECTION 3.2.2 as to the remaining Leased Properties (as defined in each the Leases)), to the successor owner of the Premises, and from and after such payment or transfer, Landlord and the Beneficiaries shall be relieved of all liability with respect thereto. The provisions of the preceding sentence shall apply to every subsequent sale or transfer of the Premises or any part thereof.

      The Guarantor Security Deposit shall not be deemed an advance payment of Rent (as defined in any of the Leases) or a measure of Landlord's damages for any default by any Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against any Tenant.

                  3.2.2. GUARANTOR LC ELECTION. At any time, and from time to time, Guarantor may elect (such election, a "GUARANTOR LC ELECTION"), in its sole discretion and by written notice to Landlord, to post the Guarantor Security Deposit in the form of an irrevocable, standby Guarantor Letter of Credit with a face value of the full Guarantor Security Amount (the "GUARANTOR LETTER OF CREDIT"). Within 10 days after notice of a Guarantor LC Election, Guarantor shall deliver to the Landlord a Guarantor Letter of Credit satisfying the requirements of this SECTION 3.2.2 in the place and stead of the cash Guarantor Security Deposit, whereupon Landlord shall return any unapplied portion of a cash Guarantor Security Deposit then held by Landlord. The Guarantor Letter of Credit shall: (a) be in form and substance reasonably acceptable to Landlord; (b) name Landlord as its sole beneficiary; (c) expressly allow Landlord to draw upon it at any time, or from time to time, in whole or in part, by delivering to the issuer, at an office of the issuer located in New York, New York, Louisville, Kentucky or Chicago, Illinois, the original letter of credit together with a written notice that Landlord is entitled to draw thereon pursuant to the terms of the Guaranty; (d) be issued by an FDIC-insured Lending

Institution that is reasonably satisfactory to Landlord and Guarantor, but shall in all events have a credit rating of "AA" (or the equivalent) or higher from one of the Rating Agencies; and (e) be expressly unconditional, irrevocable and fully transferable subject to such reasonable and customary fees and conditions specified in the approved Guarantor Letter of Credit as the issuer may impose. The Guarantor Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than one year. Guarantor agrees that it shall from time to time, as necessary, (i) renew or replace the original and any subsequent Guarantor Letter of Credit not less than 30 days prior to its stated expiration date so that it will remain in full force and effect until the later of 30 days after the final performance and satisfaction of all of the Guaranteed Obligations or (ii) deliver a cash Guarantor Security Deposit in the Guarantor Security Amount not less than 30 days prior to the stated expiration date of such Guarantor Letter of Credit. If Guarantor fails to furnish such renewal or replacement at least 30 days prior to the stated expiration date of the Guarantor Letter of Credit or the issuer fails to maintain an "AA" or higher rating and Guarantor Letter of Credit is not replaced within 10 days of Landlord's notice, Landlord, or its successor, may immediately draw upon such Guarantor Letter of Credit and, hold the proceeds thereof as a cash Guarantor Security Deposit pursuant to the terms of this Lease. Any renewal of or replacement for the original or any subsequent Guarantor Letter of Credit shall be in an amount not less than the Guarantor Security Amount and shall otherwise meet the requirements for the original Guarantor Letter of Credit as set forth above.

                  3.2.3. CHANGE IN GUARANTOR SECURITY AMOUNT.

                        3.2.3.1. UPON CHANGE IN FIXED RENT. As of the date of any change in Fixed Rent payable under any Lease, the Guarantor Security Amount shall be recalculated.

                        3.2.3.2. UPON CHANGE IN SECURITY DEPOSITS UNDER LEASES. The Guarantor Security Amount shall be increased as of the date any Tenant would be entitled to have its Security Deposit or Letter of Credit (each as defined in the Leases) returned to it as a result of the Portfolio Coverage Ratio (as defined in the Leases) being 1.40:1.00 or greater for 12 consecutive months and meeting the other conditions set forth in the applicable Leases with respect to such return (e.g., pursuant to Section 3.4.3.1 of the Master Lease). Immediately upon such event, clause (B) of the definition of each of Guarantor Security Amount will no longer be applicable.

                  3.2.4. INCREASE, REPLACEMENT AND RETURN OF GUARANTOR SECURITY DEPOSIT.

                        3.2.4.1. INCREASE. Guarantor shall deposit with Landlord cash in, or increase the face amount of the Guarantor Letter of Credit by, the amount necessary to ensure that the amount of the Guarantor Security Deposit hereunder (exclusive of any interest accrued thereon) continues to be equal to the Guarantor Security Amount (i) concurrent with any increase in the Guarantor Security Amount that would result from the operation of SECTION 3.2.3.2, or (ii) otherwise within five Business Days after any increase in the Guarantor Security

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

Amount. Notwithstanding anything to the contrary herein or in any Lease, no Landlord shall be required to return any Security Deposit or Letter of Credit under any Lease unless Guarantor concurrently increases the amount of the Guarantor Security Deposit or Guarantor Letter of Credit by an amount equal to the amount of the Security Deposit or Letter of Credit to be returned.

                        3.2.4.2. UPON APPLICATION. In the event the Guarantor Security Deposit (or any portion thereof) is applied (or drawn upon from time to time in full or partial amounts in the case of the Guarantor Letter of Credit and any renewals or replacements thereof) by Landlord on account of any Guarantor Security Event(s) of Default or as otherwise expressly provided in this SECTION 3.2, Guarantor shall replenish said Guarantor Security Deposit in full, within five Business Days after demand therefor, by paying to Landlord the amount so applied or, in the case of the Guarantor Letter of Credit, restoring the Guarantor Letter of Credit to its full amount. Guarantor's failure to timely replenish and restore the Guarantor Security Deposit as aforesaid shall be an Event of Default.

                        3.2.4.3. RETURN. If: (a) the Tenants have fully performed and satisfied all of their obligations under the Leases (including, without limitation and as applicable, their obligations relative to any Operational Transfer(s)(as defined in the Leases)), and (b) all of the Guaranteed Obligations have been fully and finally performed, then the Guarantor Security Deposit, or the remaining unapplied portion thereof, shall be paid or returned to Guarantor within 35 days after all of the foregoing conditions have been satisfied.

      4. PROJECTIONS PROVIDED. Guarantor represents and warrants that: (i) Guarantor has delivered to the Beneficiaries under a certificate referencing this SECTION 4, certain projections and other materials (the "PROJECTIONS AND MATERIALS") consisting, in part, of balance sheets, income statements and cash flows, together with a statement of the underlying assumptions; and (ii) such Projections and Materials are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Beneficiaries that such projections as to future events included therein are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

      5. CROSS DEFAULT. It shall be an Event of Default if: (i) there occurs any default, beyond the expiration of any applicable grace of cure periods, by any obligor under the primary unsecured credit facility under which Guarantor and any Subsidiaries have obligations as of the Effective Date (Guarantor warrants as of the Effective Date that such primary facility will be the only material unsecured credit facility under which Guarantor and the Subsidiaries have obligations), all amendments thereto, restatements thereof, replacements thereof (partial or total), refinancings thereof (partial or total) and/or substitutions therefore; (ii) Guarantor or any Subsidiary (including the Tenants) is in default, beyond the expiration of any applicable grace or cure periods, under or breaches (v) any Tax Matters Agreement (or agreement similar to any draft thereof delivered to Beneficiaries prior to the date hereof), (w) any Stock Purchase Agreement (or agreement similar to any draft thereof delivered to Beneficiaries prior to the date hereof), (x) any Agreement Regarding Leases (or agreement similar to any draft thereof delivered to Beneficiaries prior to the date hereof), (y) any Lease, (z) any lease being entered into in connection with Provident Transaction, as the foregoing (v) through (z) may be amended, extended, replaced or restated, that in the aggregate result in obligations of $2,000,000 or more becoming due and payable; or (iii) (a) Guarantor is in default under or breaches any other any contracts or other agreements (including guarantees and indemnities) that in the aggregate result in obligations of Guarantor of $10,000,000 or more becoming due and payable, and (b) the obligees with respect thereto have taken actions to enforce (including initiating or commencing any action to enforce any remedies or to collect any amounts owing, but provided that "actions to enforce" shall be deemed to exclude sending a default notice or notice of acceleration without any other action being taken) such obligations of Guarantor. Guarantor shall notify the Beneficiaries within five Business Days of any of the events described in the preceding sentence.

      6. AMENDMENT CONTROLS. In the event of any conflict between the provisions of this Guaranty Amendment and any other provisions of the Guaranty on the Effective Date, the provisions of this Guaranty Amendment shall control.

      7. EFFECTIVENESS. All Sections of this Guaranty Amendment other than SECTIONS 2 through 6 shall be binding as of the date hereof. SECTIONS 2 through 6 of this Guaranty Amendment shall not be of any force or effect unless and until the date (the "EFFECTIVE DATE") that the following conditions (the "CONDITIONS PRECEDENT") have been satisfied to the satisfaction of the
Beneficiaries:

      (a) Old Guarantor and New Guarantor have certified to the Beneficiaries that the Provident Transaction has been consummated substantially in accordance with the most recent versions of draft documents delivered to the Beneficiaries prior to the date hereof, the Projections and Materials and the description of the Provident Transaction attached as EXHIBIT E.

      (b) The Tenants and Guarantors have duly executed and delivered to the Beneficiaries all of the Lease Amendments (the "LEASE AMENDMENTS") in the form of EXHIBIT F attached hereto (and the Beneficiaries agree to promptly countersign and return same to the Tenants and the Guarantors).

      (c) New Guarantor has certified to the Beneficiaries that the lenders under the credit facilities identified on EXHIBIT B have consented to this Guaranty Amendment and the Lease Amendments (and delivered evidence thereof to Beneficiaries) to the extent such consent is required under such credit facilities.

      (d) Old Guarantor and New Guarantor have delivered to the Beneficiaries a legal opinion with respect to the enforceability of their obligations with respect to this Guaranty Amendment together with customary execution, delivery and authority opinions.

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      (e) New Guarantor has delivered to the Beneficiaries the Guarantor
Security Deposit or the Guarantor Letter of Credit and paid all amounts to Beneficiaries and Landlord required to be paid pursuant to this Guaranty Amendment, including all amounts payable under SECTION 8.1 (for which Beneficiaries have previously delivered to New Guarantor or Old Guarantor invoices or notices with respect thereto).

      (f) Evidence of the authority of the Tenants, the New Guarantor and the Old Guarantor to enter into this agreement and to consummate the transactions contemplated hereby, including certified organizational documents, resolutions and good standing certificates.

      (g) All of the certifications constituting Conditions Precedent are accurate.

      (h) Such other documents and materials as Beneficiaries may reasonably request with respect to Provident Transaction and/or this Guaranty Amendment.

Guarantor shall notify Beneficiaries when it believes the Conditions Precedent have all been satisfied and such notice shall contain and be deemed to constitute a warranty that the fully executed copies of all documents necessary to consummate the Provident Transaction will have been entered into in substantially the form and substance of the most recent drafts delivered to Beneficiary at least one Business Day prior to the date hereof (with such modifications as may have been approved by Beneficiaries in writing). Notwithstanding anything to the contrary in this SECTION 7, if the Conditions Precedent have not been satisfied on or before December 15, 2004, then, at the election of the Beneficiaries at any time thereafter, SECTIONS 2 through 6 this Guaranty Amendment shall not be of any force or effect whether or not such requirements are later satisfied. On or after the Effective Date the Beneficiaries shall deliver a notice of the date that is the Effective Date to Guarantor and, absent manifest error, such date shall be deemed to be the Effective Date. Under no circumstances shall the Effective Date be deemed to have occurred prior to the delivery of such notice. Upon Beneficiaries' request, Guarantor shall counterexecute such notice to confirm its agreement with such notice, but the failure to so counterexcecute such notice shall not affect the validity or binding nature thereof. Within 10 Business Days of consummation of the Provident Transaction, New Guarantor shall deliver to the Beneficiaries fully executed copies of the stock purchase agreement, leases, agreement regarding leases and guarantees entered into in connection with the Provident Transaction, all such deliveries certified by New Guarantor to be complete and correct.

      8. MISCELLANEOUS.

            8.1. COSTS. Whether or not the Effective Date occurs, promptly following any Beneficiary's request, Guarantor shall pay all reasonable fees, costs and expenses incurred by the Beneficiaries in connection with the this Guaranty Amendment and/or the Provident Transaction, including all costs and expenses incurred by Beneficiaries (including the fees, out-of-pocket expenses and other reasonable expenses of counsel, payments to lenders) in connection with the review and analysis of the Provident Transaction and the preparation, execution and delivery of this Guaranty Amendment and any other agreements or documents referred to herein or therein and any amendments hereto or thereto.

            8.2. GUARANTY IN FULL FORCE AND EFFECT. Until the Effective Date, all of the terms, conditions and covenants contained in the Guaranty remain unchanged and in full force and effect except to the extent modified by provisions of this Guaranty Amendment other than SECTIONS 2 through 6. As of the Effective Date, all terms, conditions and covenants contained in the Guaranty remain unchanged and in full force and effect except to the extent modified by this Guaranty Amendment. Effective as of the Effective Date and the date hereof, Guarantor confirms and ratifies the terms and provisions of the Guaranty as amended by this Guaranty Amendment (to the extent then effective with respect to SECTIONS 2 through 6) and agrees that the Guaranty, as so amended, shall remain in full force and effect and nothing contained in this Guaranty Amendment shall be construed to impair, limit or reduce the security, rights or powers that Beneficiaries or any of their successors, may have under the Guaranty.

            8.3. UNDERLYING LEASE OBLIGATIONS IN FULL FORCE AND EFFECT. The Leases are valid, binding and in full force and effect. No Tenant has any defenses, counterclaims, liens or claim of offset or credit under any of the Leases or against rents, or any other claims against Landlord, including with respect to the condition of any Facility or the surrounding area. No Tenant is the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction. No Tenant has subleased any portion of the Premises or assigned any of its rights under any Lease. Each Tenant hereby acknowledges and agrees that each party that is a signatory to the Leases and the Guaranty has performed all of its duties and obligations thereunder and under any and all instruments or agreements executed or delivered in connection therewith.

            8.4. CONSTRUCTION. Whenever used in this Agreement, the singular shall be construed to include the plural and vice versa, where applicable, and the use of the masculine, feminine or neuter gender shall include the other genders. "Including" means "including, without limitation." The subject matter and language of this Agreement has been the subject of negotiations between the parties and their respective counsel, and this Agreement has been jointly prepared by their respective counsel. Accordingly, this Agreement shall not be construed against any party on the basis that this Agreement was drafted by such party or its counsel. Headings of section and subsections are for convenience of reference only, and shall not be construed as a part of this Agreement, or as limiting or defining the scope of any term or provision hereof. Terms herein defined by parentheticals following a noun or verb are deemed to refer to such noun or verb as well as any noun or verb phrase modifying such noun or verb.

            8.5. GOVERNING LAW; JURISDICTION. This Guaranty Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, other than its doctrine regarding conflicts of laws. Guarantor irrevocably submits to the personal jurisdiction of any federal or state court sitting in the State of Illinois with respect to any matter arising under this Guaranty Amendment. Guarantor consents to jurisdiction of the courts of the State of Illinois and of the Federal courts sitting in the State of Illinois, and consents to venue in the State of Illinois, and Guarantor waives any right to stay, remove, or otherwise directly or indirectly interfere with such action based on such jurisdiction.

            8.6. AMENDMENTS; SUCCESSORS. Neither this Guaranty Amendment nor the Guaranty may be modified or amended except by a written agreement duly executed by Guarantor and the Beneficiaries. This Guaranty Amendment shall be binding upon the New Guarantor, the Old Guarantor and the Guarantor and shall inure to the benefit of and be binding upon the Beneficiaries and their successors and assigns as permitted under the Guaranty, including, without limitation, any mortgagee of Landlord's interest in any Property. In the event any one or more of the provisions contained in this Guaranty Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty Amendment, but this Guaranty Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            8.7. COUNTERPARTS. This Guaranty Amendment may be executed in two or more counterparts, including via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, Guarantor and the Beneficiaries have caused this Guaranty Amendment to be executed and its corporate seals to be hereunto affixed and attested by its officers thereunto duly authorized.

                                  OLD GUARANTOR:

                                  BROOKDALE LIVING COMMUNITIES,
                                  INC., a Delaware corporation

                                  By: /s/ R. Stanley Young
                                      ------------------------------------------
                                      Name: R. Stanley Young
                                      Title: Executive Vice-President, Chief
                                      Financial Officer and Treasurer

                                  NEW GUARANTOR:

                                  BLC SENIOR HOLDINGS, INC., a Delaware
                                  corporation

                                  By: /s/ R. Stanley Young
                                      ------------------------------------------
                                      Name: R. Stanley Young
                                      Title: Vice-President

                                  BENEFICIARIES:

                                  VENTAS REALTY, LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

                                  By: Ventas, Inc., a Delaware corporation,
                                      its sole general partner

                                      By: /s/ T. Richard Riney
                                         -------------------------------------
                                         T. Richard Riney
                                         Executive Vice President/General
                                         Counsel

                                  VENTAS KANSAS CITY I, LLC,
                                  a Delaware limited liability company

                                  By: /s/ T. Richard Riney
                                      ---------------------------------------
                                      T. Richard Riney
                                      Vice President

                                  VENTAS BELLEVILLE, LLC,
                                  a Delaware limited liability company

                                  By: /s/ T. Richard Riney
                                      ---------------------------------------
                                      T. Richard Riney
                                      Vice President

                                  VENTAS SPRINGFIELD/FINDLAY, LLC,
                                  a Delaware limited liability company

                                  By: /s/ T. Richard Riney
                                      ---------------------------------------
                                      T. Richard Riney
                                      Vice President

                                  VENTAS FARMINGTON HILLS, LLC,
                                  a Delaware limited liability company

                                  By: /s/ T. Richard Riney
                                      ---------------------------------------
                                      T. Richard Riney
                                      Vice President

                                    EXHIBIT A

                                     OMITTED

                                    EXHIBIT B

                     CREDIT FACILITIES AFFECTING PROPERTIES

1. Mortgage Loan in the Original Principal Amount of $7,000,00, dated as of June 13, 2002, covering Grand Court - Farmington Hills - Freddie Mac Loan No. 002743817

2. Mortgage Loan in the Original Principal Amount of $2,500,000, dated as of March 22, 1996, covering Grand Court - Springfield and Grand Court - Findlay

3. Mortgage Loan in the Original Principal Amount of $2,650,000, dated as of March 8, 1996, covering The Grand Court Belleville

4. $8,800,000 The Industrial Development Authority of the City of Kansas City, Missouri Variable Rate Demand Multifamily Housing Refunding Bonds (The Grand Court Kansas City f/k/a Cloverset Apartments Project) Series 2002/Glaser Financial Group, Inc.

                                    EXHIBIT C

                             PROJECTIONS CERTIFICATE

The undersigned hereby certifies and agrees that the attached documents shall constitute the Projections and Materials referred to in Section 4 of that certain Sixth Amendment to Guaranty of Lease dated as of June 18, 2004 between Brookdale Living Communities, Inc., BLC Senior Holdings, Inc., Ventas Realty, Limited Partnership, a Delaware limited partnership, Ventas Kansas City I, LLC, a Delaware limited liability company, Ventas Belleville, LLC a Delaware limited liability company, Ventas Springfield/Findlay, LLC a Delaware limited liability company, Ventas Farmington Hills, LLC a Delaware limited liability company.

                                  BROOKDALE LIVING COMMUNITIES,
                                  INC., a Delaware corporation

                                  By: /s/ R. Stanley Young
                                      ------------------------------------------
                                      Name: R. Stanley Young
                                      Title: Executive Vice-President, Chief
                                      Financial Officer and Treasurer

                                  BLC SENIOR HOLDINGS, INC., a Delaware
                                  corporation

                                  By: /s/ R. Stanley Young
                                      ------------------------------------------
                                      Name: R. Stanley Young
                                      Title: Vice-President

                                    EXHIBIT D

                                     OMITTED

                                    EXHIBIT E

                DESCRIPTION OF SALE OF OLD GUARANTOR TO PROVIDENT

- Old Guarantor will be sold to Provident Senior Living Trust (NEWREIT), pursuant to the terms of that Stock Purchase Agreement, dated as of June __, 2004 (the "SPA").

- The current chief executive officer of NEWREIT is a former executive of Fortress Investment Group LLC (or an affiliate thereof).

- Old Guarantor will transfer to New Guarantor the Excluded Assets (as defined in the SPA) and New Guarantor will assume the Excluded Liabilities (as defined in the SPA), in accordance with recital D and Section 5.08 of the SPA and Fortress Brookdale Acquisition LLC will then sell Old Guarantor to NEWREIT in accordance with the terms of the SPA.

- Subsidiaries of New Guarantor will lease back the real property assets held by Old Guarantor, at the closing, from subsidiaries of the operating partnership of NEWREIT.

- Fortress Brookdale Acquisition LLC (and its constituent members) will not have any interest in NEWREIT at the time of closing of the transactions contemplated under the SPA and do not currently anticipate having any interest in NEWREIT in the future.

- The owners of Old Guarantor, at the time of closing of the transactions contemplated under the SPA, will own 100% of New Guarantor immediately following such transactions and the management of New Guarantor, immediately following such transactions will be the same as the management of Old Guarantor immediately prior to the consummation of such transactions.

- Operations at the properties leased under the Leases will not be adversely affected by the transaction.

-     Exhibit E-1 shows the existing ownership structure of Old Guarantor.

- Exhibit E-2 shows what the ownership structure of New Guarantor and NEWREIT will be as of the consummation of the Provident Transaction.

                                     E-2-1

                                   EXHIBIT E-1

                          EXISTING OWNERSHIP STRUCTURE

                                     E-2-1

                                   EXHIBIT E-2

                             NEW OWNERSHIP STRUCTURE

                                     E-3-1

                                    EXHIBIT F

                                LEASE AMENDMENTS

                                       F-1